Exhibit 99.1

                                                             Investor Relations:
                                                             Kley Parkhurst, SVP
                                                                      ePlus inc.
                                                             Tel: (703) 709-1924
                                                            kparkhurst@eplus.com


             ePLUS REPORTS RECORD REVENUES AND NET EARNINGS FOR THE
                        QUARTER ENDED SEPTEMBER 30, 2003
                              Revenues Increase 4%
                                to $85.6 Million;
                   Net Earnings Increase 6% to $2.7 Million;
             Fully diluted Earnings Per Share Increases 8% to $0.27

HERNDON, VA -November 12, 2003- ePlus inc. (Nasdaq NM: PLUS - news), a leading provider of Enterprise Cost Management (ECM), today announced financial results for its second quarter ended September 30, 2003. ePlus produced record net earnings of $2.7 million, a 6% increase over the $2.5 million recorded during the same period in the prior fiscal year. Total Revenues increased 4% to a record $85.6 million from $82.3 million, and fully diluted earnings per share increased 8% to $0.27 from $0.25, as compared to the same period the prior year.

"ePlus continues to add new customers and to increase the penetration of ePlus Enterprise Cost Management solution in existing customers" commented Phillip G. Norton, chairman, president and CEO of ePlus. "The ECM solution provides a logical framework to cross-sell value added solutions to our customers, and with the acquisition of the assets of Digital Paper, not only have we continued our strategy of acquiring customers, but we have also added significant document imaging and graphical content management and collaboration capabilities to our ECM solutions."

On October 10, 2003, ePlus acquired the assets of Digital Paper Corporation, adding customers such as Eastman Kodak Company, Sikorsky Aircraft, Emerson, Dassault Aviation, A.O. Smith, Grove Worldwide, Control Components Incorporated, U.S. Department of Defense, and the Ohio Department of Transportation.

The increase in total revenues this quarter from the same period in 2002 was driven in part by a 6.5% increase in Sales of Product to $70.4 million from $66.1 million, which was offset by a 31.7% decrease in Fee and Other Income to $2.3 million from $3.4 million. Total Costs and Expenses increased 3.9% to $81.0 million from $78.0 million, driven in part by a 8.3% increase in the Cost of Sales, Product to $62.4 million from $57.6 million, and a 17.6% decrease in Salaries and Benefits to $10.0 million from $12.1 million. Interest and Financing Costs decreased 19.4% to $1.8 million from $2.3 million as a result of lower interest rates.

For the six months ended September 30, 2003, ePlus recorded revenues of $166 million, a 7% increase over the $155 million for the same period in 2002, and net earnings of $5 million, an 11% increase as compared to $4.5 million for the same period in 2002. Basic and fully diluted earnings per share were $0.53 and $0.50 as compared to $0.43 and $0.43 for the prior year's period, respectively.

Conference Call Scheduled for Friday, November 14th at 11:00 A.M.

The Company will host a conference call at 11 a.m. on Friday, November 14, 2003. To listen, please call (973) 935-2408 or toll-free (888) 371-9318. Ask to be connected to the ePlus conference call. Live and archived webcasts can be accessed from http://www.eplus.com/investor_relations/index.shtml. A telephone replay of the conference call will be available by calling (877) 519-4471 or
(973) 341-3080, and entering the passcode 4303359 beginning at about 2:00 P.M. on November 14th and ending on or about November 28th.

About ePlus inc.

A leading provider of Enterprise Cost Management, ePlus provides a comprehensive solution to reduce the costs of purchasing, owning, and financing goods and services. ePlus Enterprise Cost Management (eECM) packages business process outsourcing, eProcurement, asset management, product and catalog content management, supplier enablement, strategic sourcing, and financial services into a single integrated solution, all based on ePlus' leading business application software. Profitable since inception in 1990, the company is headquartered in Herndon, VA, and has more than 30 locations in the U.S. For more information, visit www.eplus.com, call 888-482-1122 or email info@eplus.com.

ePlus(TM), Procure+(TM), Manage+(TM), Content+, ePlus Enterprise Cost Management, eECM, Digital Paper, docQuest, DirectSight, ViewMark, DigitalPaper Wireless, DocPak and DigitalPaper XE are trademarks of or trademarks applied for by ePlus inc. All other products and brand names are trademarks or registered trademarks of their respective owners.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release, which are not historical facts, may be deemed to be "forward-looking statements." Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, the existence of demand for, and acceptance of, our services; our ability to adapt our services to meet changes in market developments; our ability to integrate new acquisitions; the impact of competition in our markets; the possibility of defects in our products or catalog content data; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; our reliance on our management team; and other risks or uncertainties detailed in our Securities and Exchange Commission filings.

All information set forth in this release and its attachments is as of November 12, 2003. ePlus inc. undertakes no duty to update this information. More information about potential factors that could affect ePlus inc.'s business and financial results is included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 including (without limitation) under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in ePlus inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, which will be filed with the SEC on or about November 14, 2003.


ePlus inc. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

                                                                                      Three Months Ended
                                                                                         September 30,
                                                                               2002                         2003
                                                                       -------------------------------------------------
REVENUES

Sales of product                                                                $66,106,169                  $70,380,144
Sales of leased equipment                                                                 -                            -
                                                                       -------------------------------------------------
                                                                                 66,106,169                   70,380,144

Lease revenues                                                                   12,790,040                   12,910,616
Fee and other income                                                              3,432,906                    2,345,971
                                                                       -------------------------------------------------
                                                                                 16,222,946                   15,256,587

                                                                       -------------------------------------------------
TOTAL REVENUES                                                                   82,329,115                   85,636,731
                                                                       -------------------------------------------------

COSTS AND EXPENSES

Cost of sales, product                                                           57,594,874                   62,364,436
Cost of sales, leased equipment                                                           -                            -
                                                                       -------------------------------------------------
                                                                                 57,594,874                   62,364,436

Direct lease costs                                                                1,420,229                    2,396,770
Professional and other fees                                                         693,687                      820,813
Salaries and benefits                                                            12,134,812                    9,999,685
General and administrative expenses                                               3,908,843                    3,662,850
Interest and financing costs                                                      2,266,103                    1,826,595
                                                                       -------------------------------------------------
                                                                                 20,423,674                   18,706,713

                                                                       -------------------------------------------------
TOTAL COSTS AND EXPENSES                                                         78,018,548                   81,071,149
                                                                       -------------------------------------------------

EARNINGS BEFORE PROVISION FOR INCOME TAXES                                        4,310,567                    4,565,582
                                                                       -------------------------------------------------

PROVISION FOR INCOME TAXES                                                        1,765,930                    1,860,705
                                                                       -------------------------------------------------

NET EARNINGS                                                                     $2,544,637                   $2,704,877
                                                                       =================================================

NET EARNINGS PER COMMON SHARE - BASIC                                                 $0.25                        $0.29
                                                                       =================================================
NET EARNINGS PER COMMON SHARE - DILUTED                                               $0.25                        $0.27
                                                                       =================================================


WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC                                      10,285,312                    9,466,651
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED                                    10,287,160                   10,179,738

Please refer to the Form 10-Q to be filed on or about November 14, 2003. Results presented are unaudited.